UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2006
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers.
Effective as of October 31, 2006 (the “Separation Date”), John D. Gregg resigned his employment as an executive officer of Indus International, Inc. (“the Company”). Mr. Gregg served as Executive Vice President of Field Operations since February 2004.
In connection with his departure, Mr. Gregg and the Company entered into a Separation Agreement, General Release of All Claims and Covenant Not to Sue dated October 31, 2006 (the “Separation Agreement”). In consideration of Mr. Gregg’s service with the Company and in exchange for Mr. Gregg’s release of claims and covenant not to sue, the Company will pay Mr. Gregg a lump sum of $119,995, which is equal to six (6) months of his salary. The Company will also reimburse Mr. Gregg, on a monthly basis for up to six (6) months, for the full amount of any payments he makes under COBRA to continue receiving health, medical, and/or dental benefits for himself or his dependents under the Company’s benefit plans. The Company’s reimbursement obligation will terminate before the end of such six (6) month period if Mr. Gregg becomes eligible to receive health, medical, and/or dental benefits from a new employer.
Mr. Gregg also holds outstanding options to purchase 440,000 shares of Company stock. Pursuant to the applicable equity incentive plans and award agreements, 207,500 unvested options will terminate as of the Separation Date and will be of no further force or effect, and 232,500 vested options will remain exercisable for three months following the Separation Date. Mr. Gregg will forfeit all of his right, title, and interest in and to the 25,000 shares of restricted stock that he holds, and the shares of restricted stock will revert to the Company.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
As of the Separation Date, Mr. Gregg’s Employment Agreement with the Company, dated October 1, 2005, and his Change of Control Severance Agreement with the Company, dated October 1, 2005, were terminated. A description of the material terms of Mr. Gregg’s Employment Agreement and Change of Control Severance Agreement was included in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 4, 2005. Such descriptions are incorporated herein by reference.
Pursuant to the Separation Agreement, Mr. Gregg agreed that he is not entitled to any severance, compensation or other benefits contemplated or described in his Employment Agreement, Change of Control Severance Agreement, or the Company’s policies.
Item 9.01 Financial Statements and Exhibits.
Exhibits.
99.1	Separation Agreement, General Release of All Claims and Covenant Not to Sue, dated October 31, 2006 by and between Indus International, Inc. and John D. Gregg.

99.2	Press Release dated November 2, 2006 relating to the departure of John D. Gregg as an executive officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Patrick M Henn

	Name:	Patrick M. Henn
	Title:	Executive Vice President and
Chief Financial Officer

Date: November 2, 2006